Exhibit 99.2

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, $0.02 par value, of PAR Technology Corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Voss Value Master Fund, LP

By:	/s/ Travis W. Cocke
Travis W. Cocke, Managing Member of Voss Advisors GP, LLC, its General Partner
Date:	03/04/2026

Voss Value-Oriented Special Situations Fund, LP

By:	/s/ Travis W. Cocke
Travis W. Cocke, Managing Member of Voss Advisors GP, LLC, its General Partner
Date:	03/04/2026

Voss Advisors GP, LLC

By:	/s/ Travis W. Cocke
Travis W. Cocke, Managing Member
Date:	03/04/2026

Voss Capital, LP

By:	/s/ Travis W. Cocke
Travis W. Cocke, Managing Member
Date:	03/04/2026

Cocke Travis W.

By:	/s/ Travis W. Cocke
Travis W. Cocke
Date:	03/04/2026